FOR IMMEDIATE RELEASE

                      CONTACT:
                              Dennis E. Nixon
                              Chairman and CEO
                              International Bancshares Corporation
                              (956) 722-7611

INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES THAT
NEGOTIATIONS WITH PACIFIC USA HOLDINGS CORP. HAVE BEEN
TERMINATED.

LAREDO, TX (December 29, 1997)... International Bancshares Corporation announced today that negotiations with Pacific USA Holdings Corp. over the proposed purchase of a portion of the assets of Pacific Southwest Bank have been terminated on terms acceptable to both parties.

International Bancshares Corporation is a $4.2 billion multi-bank holding company headquartered in Laredo, Texas, with facilities in San Antonio, Houston, McAllen, Brownsville, Zapata, throughout the Rio Grande Valley, Corpus Christi, Bay City, Port Lavaca, and the upper gulf coast.

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